UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2009

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8018.146-600261 v1

Item 8.01.	Other Events.

On November 2, 2009, Salix Pharmaceuticals, Ltd. issued a press release announcing that the 60th Annual Meeting of the American Association for the Study of Liver Diseases, being held in Boston, MA, Saturday, October 31 – Tuesday, November 3, 2009, is the venue for two presentations describing the investigation of rifaximin for the maintenance of remission from hepatic encephalopathy. A copy of this press release is attached as Exhibit 99.1.

On November 3, 2009, Salix issued a press release announcing the issuance of a patent by the United States Patent and Trademark Office, entitled “Polymorphic Forms Alpha, Beta, and Gamma of Rifaximin”. A copy of this press release is attached as Exhibit 99.2.

On November 4, 2009, Salix issued a press release announcing that it will present at the 2009 Credit Suisse Healthcare Conference in Phoenix, AZ on Wednesday, November 11 at 3:30 p.m. MT/5:30 p.m. ET. A copy of this press release is attached as Exhibit 99.3.

Also on November 4, 2009, Salix issued a press release announcing that it will host an Analyst Day on Wednesday, November 18, 2009 from 10:00 a.m. to 12:00 noon Eastern Time. A copy of this press release is attached as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 2, 2009.

99.2	Press release dated November 3, 2009.

99.3	Press release dated November 4, 2009.

99.4	Press release dated November 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: November 4, 2009	/S/ ADAM C. DERBYSHIRE
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer